                                                                    EXHIBIT 99.1


                   APARTMENT INVESTMENT AND MANAGEMENT COMPANY
                    ANNOUNCES FIRST QUARTER FINANCIAL RESULTS

         7% INCREASE IN FFO, OR 1% ON A PER SHARE BASIS IN FIRST QUARTER

DENVER, COLORADO, May 1, 2002

FIRST QUARTER RESULTS

         Apartment Investment and Management Company (NYSE:AIV) ("Aimco") announced that its Funds From Operations ("FFO") for the first quarter of 2002 equaled $135 million or $1.30 per common share, compared to $127 million or $1.29 per common share for the first quarter of 2001, an increase of 7%, or 1% on a per share basis.

         Aimco announced that its Adjusted Funds From Operations ("AFFO"), Aimco's measure of economic profitability, for the first quarter of 2002 equaled $117 million or $1.12 per common share, compared to $115 million or $1.17 per common share for the first quarter of 2001, an increase of 2%, or a decrease of 4% on a per share basis. Capital replacement costs were $110 per unit for the quarter compared to $75 per unit in the first quarter of 2001.

         Aimco announced that its Earnings Per Share ("EPS") for the first quarter of 2002 equaled $0.59 per common share and $0.58 per common share on a diluted basis, compared to ($0.07) per common share and ($0.07) per common share on a diluted basis for the first quarter of 2001. Operating Earnings Per Share ("OEPS") for the first quarter of 2002 equaled $0.53 per common share and $0.52 per common share on a diluted basis, compared to $0.08 per common share and $0.08 per common share on a diluted basis for the first quarter of 2001.

         Total consolidated revenues for the first quarter 2002 were $331 million, an increase of 5% compared to total consolidated revenues of $317 million for the same period in 2001.

FIRST QUARTER SAME STORE RESULTS

         First quarter "same store" results for the 649 "same store" apartment communities containing 177,794 units owned during both 2002 and 2001, adjusted for Aimco's ownership interest in these communities, were a 1.1% increase in revenues, a 2.9% increase in operating expenses, and a 0.2% increase in Net Operating Income from the first quarter of 2001.

         Property operating expenses for the 649 "same store" apartments increased $2.9 million from first quarter 2001. Of the $2.9 million, insurance expense accounted for $2.3 million of the change. The increase in insurance was due to an increase in premiums and is expected to be unchanged for the remainder of 2002. Also, in 2002, Aimco evaluated the allocation of insurance across the portfolio based on prior period claims and an assessment of higher risk areas. The result was a higher allocation of insurance expense for wind and earthquake coverage in Florida, Texas, and California which explains the large, year over year increases in "same store" operating expenses for these regions.

                        FIRST QUARTER SAME STORE RESULTS

                                        OPERATING          NET OPERATING
                      REVENUES          EXPENSES              INCOME
                      --------          ---------          -------------

Northeast               3.2%                1.6%                 4.0%

Southeast              -0.3%                4.5%                -2.9%

Florida                 2.5%               10.0%                -1.6%

Midwest                -1.5%               -2.4%                -0.9%

Texas                   1.9%                3.6%                 0.7%

West                   -2.0%               -0.5%                -2.7%

California              3.1%               11.2%                 0.4%

Total                   1.1%                2.9%                 0.2%

         Weighted average physical occupancy for the 649 apartment communities was 92.4% for the first quarter, compared to 93.6% for the first quarter of 2001.

         Average monthly rent per occupied unit was $694 at March 31, 2002 compared to $687 at March 31, 2001, an increase of 1%.

COMMON STOCK DIVIDEND

As previously reported, the Board of Directors declared on April 25, 2002 the regular quarterly cash dividend of $0.82 per common share for the quarter ended March 31, 2002, payable on May 13, 2002 to shareholders of record on May 6, 2002. The dividend represents a distribution of 73% of AFFO and 63% of FFO for the quarter ended March 31, 2002 and a 7% yield based on the closing price of Aimco's Class A Common Stock of $49.10 as of April 30, 2002.

EARNINGS CONFERENCE CALL

The first quarter 2002 earnings conference call will be conducted on Thursday, May 2, 2002 at 12:00 p.m. Eastern time. You may participate in the conference call by dialing 888-228-8198, or 706-634-5947 for international callers, approximately five minutes before the conference call is scheduled to begin and indicating that you wish to join the Apartment Investment and Management Company first quarter 2002 earnings conference call. The live conference call can also be accessed through the internet via Aimco's website at www.aimco.com/about/financial/1Q2002.asp and clicking on the webcast link.

INVESTMENT MANAGEMENT ACTIVITY

         Aimco has interests in 471 partnerships, excluding NAPICO, where the Aimco ownership is a weighted average of 19% and the limited partner interest has an estimated gross value of nearly $3 billion with $1.5 billion in associated mortgage debt. Pursuant to the partnership agreements, Aimco can earn property management, asset management, refinancing, disposition, development, construction management and other fees. In addition, Aimco provides property management and other services to unrelated third parties relating to 222 properties including approximately 29,159 units. 80% of the property management and services provided to unrelated third parties are under long-term, non-cancelable management contracts.

         First quarter net operating income contribution from investment management activity was $7 million compared to $11 million in the first quarter 2001. Contributing to the lower net operating income were a reduction in third party property management activity, lower activity based fees and other costs detailed on Supplemental Schedule IV. Of the $7 million total, activity based fees were $0.5 million compared to $7 million in first quarter 2001 due to lower refinancing, disposition and construction fee activities.

INTEREST INCOME

         Interest income increased from $15 million in first quarter 2001 to $19 million in the first quarter of 2002. Of this total, transactional income (accretion) was $10 million in first quarter 2002 compared to $5 million for the first quarter 2001.

ACQUISITIONS

         Aimco purchased $5 million of limited partnership interests in 125 partnerships during the first quarter.

         As previously reported, Aimco closed the $1.1 billion Casden Properties acquisition comprised of 4,975 conventional apartment units located in Southern California, 11,027 affordable apartment units, and National Partnership Investments Corporation ("NAPICO") which as general partner controls more than 400 properties with more than 41,000 units.

DISPOSITIONS

         During the first quarter, Aimco sold 12 apartment communities (8 conventional communities and 4 affordable communities) containing 1,752 units (1,432 conventional units and 320 affordable units) for $62 million ($53 million from conventional property sales and $9 million from affordable property sales) of which Aimco's share of the net proceeds was $13 million. In addition, Aimco sold its General Partner interests in six properties totaling 538 units for $1 million.

         Aimco ranks its properties by location quality and other factors, and sells the lowest rated properties. It is a continual pruning process. In addition to upgrading asset quality, sales generate cash. In the first quarter of 2002, unlevered Free Cash Flow yields on conventional apartment sales averaged 8.9% based on operating results for the twelve months prior to sale. Aimco currently has 88 conventional properties (17,985 units), 93 affordable properties (9,618 units) and 7 senior living properties (1,478 units) in the process of being sold and anticipates sales proceeds (including repayment of mortgage debt) exceeding $1 billion from the sale of these properties over the next twelve to fifteen months.

REDEVELOPMENT ACTIVITY

         As of March 31, 2002, Aimco had 11 properties (4,517 units) under redevelopment, with an estimated total investment of $435 million of which approximately $184 million remains to be spent. Aimco's share of the estimated total investment is $324 million of which approximately $119 million remains to be spent. Aimco projects a greater than 10% Free Cash Flow yield upon stabilization.

FINANCING ACTIVITY

         During the first quarter, Aimco refinanced 11 mortgage loans generating $59 million of total proceeds at a weighted average interest rate of 7.25%. After repayment of existing debt totaling $45 million, Aimco's share of the proceeds was $9 million. All of these mortgage loans are fixed rate, self-amortizing, non recourse conventional mortgage loans with 20 year terms. The proceeds from the refinancings were used to pay off existing mortgage debt, distribute a share of excess proceeds to unrelated limited partners and otherwise to fund Aimco operating activities.

         At March 31, 2002, Aimco's total mortgage debt of $5.8 billion ($5.2 billion or 89% in consolidated debt and $622 million or 11% in Aimco's pro rata share of unconsolidated debt) had a weighted average maturity of 16 years and weighted average interest rate of 7.04%. Less than 8% or $446 million matures prior to 2005 (Aimco's share is 6% or $363 million). 83% ($4.8 billion) of the mortgage debt is fixed rate. 17% ($1.0 billion) is variable rate of which 83% ($828 million) is tax exempt financing.

         Aimco had $230 million outstanding on its $400 million corporate revolving line of credit at quarter end and availability of $170 million. In addition, Aimco had $287 million outstanding on its term loan. This amount was reduced to $259 million subsequent to quarter end.

         Year-to-date, Aimco has redeemed for common stock and OP Units $160 million in convertible preferred - the Class B Preferred OP Units and the $125 million Class K Preferred Stock (which was redeemed subsequent to quarter end). Aimco had previously included these shares in its fully diluted share count to calculate FFO and AFFO per share.

         Aimco issued 2 million additional shares of Class R Cumulative Preferred Stock (1 million shares in March and 1 million shares subsequent to quarter end) to pay down short-term indebtedness. These shares were issued at a net price of $25.30 per Class R share.

LIQUIDITY

         In the first quarter, internal sources of cash flow, including "Cash Cushion" (i.e., AFFO less common dividends and scheduled principal payments on debt) plus net proceeds from mortgage refinancings and property sales, generated $53 million to Aimco.

         Aimco expects to generate internal cash approximating $500 million in 2002 from Cash Cushion, sales and refinancings. This cash is expected to be used to repay more than $100 million of the term loan used to fund a portion of the Casden purchase, as well as to fund approximately $200 million in capital spending for redevelopments, initial capital expenditures and enhancements, leaving $200 million of cash for property and/or partnership acquisitions or other uses including additional debt repayment.

OUTLOOK

         Earnings guidance and supporting assumptions for the second quarter 2002 and the full year 2002 are attached as Supplemental Schedule X. Second quarter and 2002 guidance have been revised to reflect the continuing slow economy which -assuming current conditions will generate lower same store growth (0% to 1%) for the balance of 2002 and may reduce variable earnings principally from lower transactional income (accretion) and lower activity based fees.

SUPPLEMENTAL INFORMATION

Please see the attached Supplemental Information as noted below:

Consolidated Statements of Income                   Supplemental Schedule I
Balance Sheet Presentation                          Supplemental Schedule II
FFO and AFFO                                        Supplemental Schedule III
Free Cash Flow from Business Segments               Supplemental Schedule IV
Free Cash Flow Narrative                            Supplemental Schedule V
Proportionate Income Statement Presentation         Supplemental Schedule VI
Selected Balance Sheet Information                  Supplemental Schedule VII
Summary of Redevelopment Activity                   Supplemental Schedule VIII
Quarter to Date Same Store Sales                    Supplemental Schedule IX
2002 Outlook Summary                                Supplemental Schedule X


         Additional disclosures will be available on the Aimco website at www.aimco.com/about/financial/1Q2002.asp as noted below.

Apartment Unit Summary
Net Asset Value

FORWARD-LOOKING ASSUMPTIONS

         This earnings release contains forward-looking statements including statements regarding 2002 results which are subject to certain risks and uncertainties, including but not limited to the Company's ability to maintain current occupancy, rent levels, and "same store" results. Actual results may differ materially from those described and could be affected by a variety of factors including economic conditions; changes in interest rates; governmental regulations; competition; financing risks; variations in real estate values; the failure of acquisitions to perform in accordance with expectations; possible environmental liabilities; and other risks described in our filings with the Securities and Exchange Commission. These forward-looking statements reflect management's judgment as of this date, and we assume no obligation to revise or update them to reflect future events or circumstances.

ABOUT AIMCO

         Aimco is a real estate investment trust headquartered in Denver, Colorado and operating a geographically diversified portfolio of apartment communities through 18 regional operating centers. Aimco, through its subsidiaries, operates approximately 1,900 properties, including approximately 333,000 apartment units, and serves approximately one million residents each year. Aimco's properties are located in 47 states, the District of Columbia and Puerto Rico. For additional information on Aimco, please visit our website at www.aimco.com; call Paul McAuliffe, Executive Vice President and Chief Financial Officer, at (303) 691-4339 or Katie Murphree, Vice President - Investor Relations, at (303) 691-4440; or email us at investor@aimco.com.

SUPPLEMENTAL SCHEDULE I
--------------------------------------------------------------------------------

APARTMENT INVESTMENT AND MANAGEMENT COMPANY

CONSOLIDATED STATEMENTS OF INCOME [A]
(IN THOUSANDS, EXCEPT PER SHARE AND UNIT DATA)
(UNAUDITED)


                                                                          FOR THE THREE MONTHS ENDED MARCH 31,
                                                                          ------------------------------------
                                                                                2002                2001
                                                                          ----------------    ----------------

RENTAL PROPERTY OPERATIONS:
   Rental and other property revenues                                       $      331,484     $      316,807
   Property operating expenses(b)(c)(d)                                           (127,201)          (119,062)
                                                                            --------------     --------------
        Income from property operations                                            204,283            197,745
                                                                            --------------     --------------

INVESTMENT MANAGEMENT BUSINESS:
   Management fees and other income from affiliates(b)(d)(e)                        35,475             39,106
   Management and other expenses (e)                                               (28,101)           (28,432)
   Amortization of intangibles                                                      (1,124)            (4,901)
                                                                            --------------     --------------
        Income from investment management business                                   6,250              5,773
                                                                            --------------     --------------

General and administrative expenses                                                 (3,096)            (4,092)

Depreciation of rental property                                                    (70,526)           (93,057)
Interest expense(f)                                                                (81,766)           (84,528)
Interest and other income(g)                                                        18,743             14,659
Equity in earnings (losses) of unconsolidated real estate
  partnerships(h)                                                                    3,727             (4,280)
Minority interest in consolidated real estate partnerships                          (3,399)            (5,262)
                                                                            --------------     --------------
OPERATING EARNINGS                                                                  74,216             26,958

(Distributions to) recoveries from minority interest partners
  in excess of income                                                                1,586            (10,940)
Discontinued operations:
   Income (loss) from discontinued operations (including gain
     on disposals of $3,956 and $66, respectively)                                   4,739               (681)
   Income tax arising from disposals from discontinued operations                     (768)                --
                                                                            --------------     --------------
INCOME BEFORE MINORITY INTEREST IN AIMCO OPERATING PARTNERSHIP                      79,773             15,337

Minority interest in AIMCO Operating Partnership                                    (9,714)            (1,319)
                                                                            --------------     --------------
NET INCOME                                                                  $       70,059     $       14,018
                                                                            ==============     ==============


Net income attributable to preferred stockholders                           $       25,479     $       18,695
                                                                            ==============     ==============
Net income (loss) attributable to common stockholders                       $       44,580     $       (4,677)
                                                                            ==============     ==============


Weighted average number of common shares outstanding                                74,845             70,619
                                                                            ==============     ==============
Weighted average number of common shares and common share
  equivalents outstanding                                                           76,240             70,619
                                                                            ==============     ==============

Earnings per share:
Basic earnings (loss) per common share                                      $         0.59     $        (0.07)
                                                                            ==============     ==============
Diluted earnings (loss) per common share                                    $         0.58     $        (0.07)
                                                                            ==============     ==============

Operating earnings per share:
Basic operating earnings per common share                                   $         0.53     $         0.08
                                                                            ==============     ==============
Diluted operating earnings per common share                                 $         0.52     $         0.08
                                                                            ==============     ==============

(a) See Supplemental IV for Aimco's free cash flow from business segments from consolidated and unconsolidated entities.

(b) In accordance with consolidation accounting principles, $4.2 million of reimbursement fee income for the three months ended March 31, 2002, was eliminated from the investment management business and the associated expense was accordingly eliminated from rental property operations.

(c) Includes $1.4 million and $2.4 million of third party property management expense for the three months ended March 31, 2002 and 2001, respectively.

(d) In accordance with consolidation accounting principles, $9.4 million of management fee income for the three months ended March 31, 2002, was eliminated from the investment management business and the associated expense was accordingly eliminated from rental property operations.

(e) In accordance with consolidation accounting principles, $6.1 million of construction management fee income for the three months ended March 31, 2002, was eliminated from the investment management business revenue and the associated expense was accordingly eliminated from investment management business expense.

(f) Interest expense for the three months ended March 31, 2001 is higher due to the overaccrual of interest relating to the Oxford acquisition.

(g) In first quarter of 2002, interest and other income included $10.1 million of transactional income.

(h) In first quarter of 2002, represents Aimco's share of earnings from 133,278 apartment units in which Aimco holds an equity interest.

--------------------------------------------------------------------------------

SUPPLEMENTAL SCHEDULE II
--------------------------------------------------------------------------------

APARTMENT INVESTMENT AND MANAGEMENT COMPANY

BALANCE SHEET PRESENTATION
(IN THOUSANDS)
(UNAUDITED)











                                                                                               CONSOLIDATED       CONSOLIDATED
                                                                           PROPORTIONATE           GAAP               GAAP
                                                      PROPORTIONATE          SHARE OF          BALANCE SHEET      BALANCE SHEET
                                                       CONSOLIDATED       UNCONSOLIDATED           AS OF             AS OF
                                                     BALANCE SHEET(a)     PARTNERSHIPS(b)     MARCH 31, 2002    DECEMBER 31, 2001
                                                     ----------------    ----------------    ----------------   -----------------

                 ASSETS

Real estate                                          $      8,664,184    $        853,638    $      7,810,546    $      7,029,670
Land                                                        1,838,599             204,849           1,633,750           1,231,981
Accumulated depreciation                                   (1,861,657)           (212,093)         (1,649,564)         (1,603,311)

Assets held for sale                                          138,797                  --             138,797             137,515

Cash and cash equivalents                                     107,332                  --             107,332              80,000

Restricted cash                                               210,209                  --             210,209             138,223

Accounts receivable                                           136,540                  --             136,540             116,428

Deferred financing costs                                       80,756                  --              80,756              82,693

Notes receivable from unconsolidated real
  estate partnerships                                         249,130                  --             249,130             243,511

Investment in unconsolidated real
  estate partnerships                                         415,815            (224,705)            640,520             601,935

Other assets                                                  316,845                  --             316,845             258,116
                                                     ----------------    ----------------    ----------------    ----------------
     TOTAL ASSETS                                    $     10,296,550    $        621,689    $      9,674,861    $      8,316,761
                                                     ================    ================    ================    ================


 LIABILITIES AND STOCKHOLDERS' EQUITY

Secured tax-exempt bond financing
  - long term                                        $      1,267,643    $         68,468    $      1,199,175    $        991,127

Secured notes payable - long term                           4,429,542             553,221           3,876,321           3,433,034

Term loan                                                     287,000                  --             287,000                  --

Credit facility                                               229,700                  --             229,700             213,500
                                                     ----------------    ----------------    ----------------    ----------------
     TOTAL INDEBTEDNESS                                     6,213,885             621,689           5,592,196           4,637,661

Accounts payable                                               12,180                  --              12,180              10,597

Accrued liabilities and other                                 391,925                  --             391,925             256,567

Liabilities related to assets
  held for sale                                               123,202                  --             123,202             123,181

Deferred income                                                22,923                  --              22,923               9,075

Security deposits                                              36,006                  --              36,006              31,174

Deferred taxes                                                 36,413                  --              36,413              36,348
                                                     ----------------    ----------------    ----------------    ----------------
     TOTAL LIABILITIES                                      6,836,534             621,689           6,214,845           5,104,603
                                                     ----------------    ----------------    ----------------    ----------------

Minority interest in consolidated real
  estate partnerships                                         114,292                  --             114,292             113,782

Mandatorily redeemable convertible
  preferred securities                                         20,637                  --              20,637              20,637

Minority interest in AIMCO Operating
  Partnership                                                 427,556                  --             427,556             367,124

STOCKHOLDERS' EQUITY
   Class A Common Stock                                           790                  --                 790                 745
   Additional paid - in capital                             2,404,046                  --           2,404,046           2,209,803
   Perpetual preferred stock                                  527,520                  --             527,520             502,520
   Convertible preferred stock                                605,462                  --             605,462             621,947
   Distributions in excess of earnings                       (588,254)                 --            (588,254)           (572,165)
   Unvested restricted stock                                   (5,088)                 --              (5,088)             (5,775)
   Notes due on common stock purchases                        (46,945)                 --             (46,945)            (46,460)
                                                     ----------------    ----------------    ----------------    ----------------
                                                            2,897,531                  --           2,897,531           2,710,615
                                                     ----------------    ----------------    ----------------    ----------------
  TOTAL LIABILITIES AND STOCKHOLDERS' EQUITY         $     10,296,550    $        621,689    $      9,674,861    $      8,316,761
                                                     ================    ================    ================    ================

(a) Aimco's proportionate consolidated balance sheet, which includes the GAAP balance sheet as of March 31, 2002, plus the proportionate share of selected unconsolidated balance sheet data to include only real estate, land, accumulated depreciation and secured debt, as of March 31, 2002.

(b) Total of Aimco's proportionate share of selected unconsolidated balance sheet data to include only real estate, land, accumulated depreciation and secured debt, as of March 31, 2002.

--------------------------------------------------------------------------------

SUPPLEMENTAL SCHEDULE III
--------------------------------------------------------------------------------

APARTMENT INVESTMENT AND MANAGEMENT COMPANY

FUNDS FROM OPERATIONS AND ADJUSTED FUNDS FROM OPERATIONS
(IN THOUSANDS, EXCEPT PER SHARE DATA)
(UNAUDITED)


                                                                                   FOR THE THREE MONTHS ENDED MARCH 31,
                                                                                   ------------------------------------
                                                                                          2002              2001
                                                                                      ------------      ------------
OPERATING ACTIVITIES:
Income before minority interest in AIMCO Operating Partnership                        $     79,773      $     15,337
Gain on disposals from discontinued operations                                              (3,956)              (66)
Income tax arising from disposals from discontinued operations                                 768                --
Discontinued operations depreciation, net of minority interest                                 735             1,520
Real estate depreciation, net of minority interests                                         62,363            85,531
Real estate depreciation related to unconsolidated entities                                  7,593            14,826
Distributions to (recoveries from) minority interest partners in excess of income           (1,586)           10,940
Amortization of intangibles                                                                  1,124             4,901
Preferred stock dividends and distributions                                                (11,836)           (6,735)
Interest expense on mandatorily redeemable convertible preferred securities                    260               525
                                                                                      ------------      ------------
FUNDS FROM OPERATIONS                                                                 $    135,238      $    126,779

Recurring capital replacements                                                             (18,167)          (11,403)
                                                                                      ------------      ------------
ADJUSTED FUNDS FROM OPERATIONS                                                        $    117,071      $    115,376
                                                                                      ============      ============

Weighted average common shares, common share equivalents and Operating
   Partnership units outstanding:
    Common share and common share equivalents                                               92,398            89,824
    Operating Partnership units                                                             12,011             8,751
                                                                                      ------------      ------------
                                                                                           104,409            98,575
                                                                                      ============      ============

PER COMMON SHARE:
Funds From Operations                                                                 $       1.30      $       1.29
Adjusted Funds From Operations                                                        $       1.12      $       1.17
Dividends Declared                                                                    $       0.82      $       0.78

                                                                                                     PERCENTAGE
OTHER DATA:                                          MARCH 31, 2002       MARCH 31, 2001        INCREASE (DECREASE)
-----------                                          --------------       --------------        -------------------

Same store:
   Weighted average physical occupancy                    92.4%               93.6%                   -1.2%
   Average monthly rent per occupied unit                $ 694               $ 687                     1.0%

Total portfolio:
   Weighted average physical occupancy                    90.7%               90.9%                   -0.2%
   Average monthly rent per occupied unit                $ 697               $ 689                     1.2%


--------------------------------------------------------------------------------

SUPPLEMENTAL SCHEDULE IV
--------------------------------------------------------------------------------

APARTMENT INVESTMENT AND MANAGEMENT COMPANY

FREE CASH FLOW FROM BUSINESS SEGMENTS
FOR THE THREE MONTHS ENDED MARCH 31, 2002
(IN THOUSANDS, EXCEPT PER SHARE AND UNIT DATA)
(UNAUDITED)

                                                                   CONSOLIDATED   UNCONSOLIDATED     TOTAL             %
                                                                   ------------   --------------  ------------    ------------

  REAL ESTATE

    Conventional
            Average monthly rent greater than $1,000 per unit
              (15,280 equivalent units)                            $     28,396    $      1,534   $     29,930            14.3%
            Average monthly rent $900 to $1,000 per unit (10,924
              equivalent units)                                          21,501           1,228         22,729            10.8%
            Average monthly rent $800 to $900 per unit (13,099
              equivalent units)                                          19,663             933         20,596             9.8%
            Average monthly rent $700 to $800 per unit (22,126
              equivalent units)                                          28,632           2,498         31,130            14.8%
            Average monthly rent $600 to $700 per unit (36,599
              equivalent units)                                          39,048           3,202         42,250            20.1%
            Average monthly rent $500 to $600 per unit (36,195
              equivalent units)                                          31,555           3,021         34,576            16.5%
            Average monthly rent less than $500 per unit (16,650
              equivalent units)                                           9,246             310          9,556             4.6%
                                                                   ------------    ------------   ------------    ------------

         Subtotal conventional real estate contribution to Free
           Cash Flow                                                    178,041          12,726        190,767            90.9%

    Affordable  (23,005 equivalent units)                                 6,465           6,057         12,522             6.0%
    College housing (average rent of $610 per month)
      (2,854 equivalent units)                                            3,076              97          3,173             1.5%
    Other real estate                                                     1,096              24          1,120             0.5%
    Minority interest                                                   (20,680)             --        (20,680)           -9.9%
                                                                   ------------    ------------   ------------    ------------

       TOTAL REAL ESTATE CONTRIBUTION TO FREE CASH FLOW                 167,998          18,904        186,902            89.0%

  INVESTMENT MANAGEMENT BUSINESS

    Management contracts (property and asset management)
       Controlled properties(1)                                           6,511              --          6,511             3.1%
       Third party with terms in excess of one year                         541              --            541             0.3%
       Third party cancelable in 30 days                                    322              --            322             0.2%
       Insurance operations(2)                                             (475)             --           (475)           -0.2%
                                                                   ------------    ------------   ------------    ------------

         Investment management business contribution to free
           cash flow before activity based fees                           6,899              --          6,899             3.4%

    Activity based fees                                                     475              --            475             0.2%
                                                                   ------------    ------------   ------------    ------------

       TOTAL INVESTMENT MANAGEMENT BUSINESS CONTRIBUTION TO
         FREE CASH FLOW                                                   7,374              --          7,374             3.6%

  INTEREST INCOME
    General partner loan interest                                         8,084              --          8,084             3.9%
    Transactional income                                                 10,095              --         10,095             4.8%
    Money market and interest bearing accounts                              564              --            564             0.3%
                                                                   ------------    ------------   ------------    ------------

       TOTAL INTEREST INCOME CONTRIBUTION TO FREE CASH FLOW              18,743              --         18,743             9.0%

  General and administrative expense                                     (3,096)             --         (3,096)           -1.6%
                                                                   ------------    ------------   ------------    ------------

FREE CASH FLOW                                                          191,019          18,904        209,923           100.0%

--------------------------------------------------------------------------------

(1) Includes $0.6 million in consulting costs associated with Project Century and $0.3 million of abandoned software costs.

(2)  Includes $2.4 million in insurance claim losses.

--------------------------------------------------------------------------------

APARTMENT INVESTMENT AND MANAGEMENT COMPANY

FREE CASH FLOW FROM BUSINESS SEGMENTS
FOR THE THREE MONTHS ENDED MARCH 31, 2002
(IN THOUSANDS, EXCEPT PER SHARE DATA)
(UNAUDITED)

                                                                                          BASIC                          DILUTED
                                                                      --------------------------------------------    ------------
                                                                      CONSOLIDATED   UNCONSOLIDATED      TOTAL           TOTAL
                                                                      ------------   --------------   ------------    ------------

FREE CASH FLOW                                                             191,019          18,904         209,923         209,923

COST OF SENIOR CAPITAL
   Interest expense:
        Secured debt
             Long-term, fixed rate                                         (66,407)         (9,538)        (75,945)        (75,945)
             Long-term, variable rate                                       (9,748)           (607)        (10,355)        (10,355)
             Short-term                                                     (3,583)             --          (3,583)         (3,583)
        Lines of credit and other unsecured debt                            (5,094)             --          (5,094)         (5,094)
        Interest expense on mandatorily redeemable convertible
          preferred securities                                                (260)             --            (260)             --
        Interest capitalized                                                 3,326              --           3,326           3,326
                                                                      ------------    ------------    ------------    ------------
             Total interest expense before minority interest               (81,766)        (10,145)        (91,911)        (91,651)
        Minority interest share of interest expense                          9,214              --           9,214           9,214
                                                                      ------------    ------------    ------------    ------------
             Total interest expense after minority interest                (72,552)        (10,145)        (82,697)        (82,437)

   Distributions on preferred OP units                                      (2,716)             --          (2,716)             --
   Distributions on preferred securities owned by minority interest            (98)             --             (98)             --
   Distributions on preferred stock                                        (25,479)             --         (25,479)        (11,934)
                                                                      ------------    ------------    ------------    ------------
     Total distributions on preferred OP units and securities              (28,293)             --         (28,293)        (11,934)

   Non-structural depreciation, net of capital replacements                  2,222           1,845           4,067           4,067
   Amortization of intangibles                                              (1,124)             --          (1,124)         (1,124)
   Income from discontinued operations                                       4,739              --           4,739           4,739
   Income tax arising from disposals from discontinued operations             (768)             --            (768)           (768)
                                                                      ------------    ------------    ------------    ------------

        EARNINGS BEFORE STRUCTURAL DEPRECIATION                             95,243          10,604         105,847         122,466

   Structural depreciation, net of minority interest                       (48,978)         (6,877)        (55,855)        (55,855)
   Recoveries from minority interest partners in excess of income            1,586               0           1,586           1,586
   Interest expense on mandatorily redeemable convertible preferred
     securities                                                                 --              --              --            (260)
   Preferred equity dividends                                                   --              --              --         (16,359)
                                                                      ------------    ------------    ------------    ------------

        NET INCOME ATTRIBUTABLE TO OP UNIT AND STOCKHOLDERS                 47,851           3,727          51,578          51,578

   Gain on disposals from discontinued operations                           (3,956)             --          (3,956)         (3,956)
   Income tax arising from disposals from discontinued operations              768              --             768             768
   Discontinued operations depreciation, net of minority interest              367             368             735             735
   Structural depreciation, net of minority interest                        48,978           6,877          55,855          55,855
   Recoveries from minority interest partners in excess of income           (1,586)             --          (1,586)         (1,586)
   Non-structural depreciation, net of minority interest                    13,385             716          14,101          14,101
   Amortization of intangibles                                               1,124              --           1,124           1,124
   Interest expense on mandatorily redeemable convertible preferred
     securities                                                                 --              --              --             260
   Preferred equity dividends                                                   --              --              --          16,359
                                                                      ------------    ------------    ------------    ------------


        FUNDS FROM OPERATIONS                                              106,931          11,688         118,619         135,238

   Capital replacement reserve                                             (15,605)         (2,562)        (18,167)        (18,167)
                                                                      ------------    ------------    ------------    ------------


        ADJUSTED FUNDS FROM OPERATIONS                                $     91,326    $      9,126    $    100,452    $    117,071
                                                                      ============    ============    ============    ============

                                                                       -----------   ---------   ---------
                                                                         EARNINGS     SHARES     PER SHARE
                                                                       -----------   ---------   ---------

EBSD
     Basic                                                              $ 105,847      86,856
     Diluted                                                              122,466     104,409
Net Income
     Basic                                                                 51,578      86,856     $ 0.59
     Diluted                                                               51,578      88,251     $ 0.58
FFO
     Basic                                                                118,619      86,856
     Diluted                                                              135,238     104,409
AFFO
     Basic                                                                100,452      86,856
     Diluted                                                              117,071     104,409

--------------------------------------------------------------------------------

SUPPLEMENTAL SCHEDULE V
--------------------------------------------------------------------------------

APARTMENT INVESTMENT AND MANAGEMENT COMPANY

FREE CASH FLOW FROM BUSINESS SEGMENTS NARRATIVE
(IN THOUSANDS)
(UNAUDITED)


     Free Cash Flow, Earnings Before Structural Depreciation, Funds From Operations, and Adjusted Funds From Operations are measurement standards used by the Company's management. These should not be considered alternatives to net income or cash flow from operating activities as determined in accordance with GAAP as an indication of the Company's performance or as a measure of liquidity.

     - "Free Cash Flow" ("FCF") is defined by the Company as net operating income minus the capital replacement spending required to maintain the related assets. It measures profitability prior to the cost of capital.

     - "Earnings Before Structural Depreciation" ("EBSD") is defined by the Company as net income, determined in accordance with GAAP, plus "Structural Depreciation," i.e. depreciation of buildings and land improvements whose useful lives exceed 20 years.

     - "Funds From Operations" ("FFO") is defined by the Board of Governors of the National Association of Real Estate Investment Trusts ("NAREIT") as net income (loss), computed in accordance with GAAP, excluding gains and losses from extraordinary items and disposals from discontinued operations, net of related income taxes, plus real estate related depreciation and amortization (excluding amortization of financing costs), including depreciation for unconsolidated partnerships, joint ventures and discontinued operations. The Company calculates FFO based on the NAREIT definition, as further adjusted for minority interest in the Aimco Operating Partnership, plus amortization of intangibles, plus distributions to or less recoveries from minority interest partners in excess of income and less dividends on preferred stock. The Company calculates FFO (diluted) by adding back the interest expense and preferred dividends relating to convertible securities whose conversion is dilutive to FFO. There can be no assurance that the Company's basis for computing FFO is comparable with that of other real estate investment trusts.

     - "Adjusted Funds From Operations" ("AFFO") is defined by the Company as FFO less a charge for capital replacement spending equal to $110 per apartment unit for the three months ended March 31, 2002, based on weighted average equivalent units of approximately 165,000 for the quarter.




RECONCILIATION OF FCF, EBSD, FFO AND AFFO TO NET INCOME:

                                                                          FOR THE THREE MONTHS ENDED MARCH 31, 2002
                                                                 ------------------------------------------------------------
                                                                      FCF            EBSD            FFO             AFFO
                                                                 ------------    ------------    ------------    ------------

Amount per Free Cash Flow Schedule                               $    209,923    $    105,847    $    118,619    $    100,452
Total interest expense after minority interest                        (82,697)             --              --              --
Dividends on preferred securities owned by minority interest              (97)             --              --              --
Dividends on preferred OP units                                            --           2,716           2,716           2,716
Dividends on preferred stock                                               --          25,479          25,479          25,479
Structural depreciation, net of minority interest                     (55,855)        (55,855)        (55,855)        (55,855)
Non-structural depreciation, net of minority interest                 (14,101)             --         (14,101)        (14,101)
Discontinued operations depreciation, net of minority interest             --              --            (735)           (735)
Recoveries from minority interest partners in excess of income          1,586           1,586           1,586           1,586
Capital replacements                                                   18,167              --              --          18,167
Amortization of intangibles                                            (1,124)             --          (1,124)         (1,124)
Income from discontinued operations                                       783              --              --              --
Gain on disposals from discontinued operations                          3,956              --           3,956           3,956
Income tax arising from disposals from discontinued operations           (768)             --            (768)           (768)
Minority interest in Aimco Operating Partnership                       (9,714)         (9,714)         (9,714)         (9,714)
                                                                 ------------    ------------    ------------    ------------

Net income                                                       $     70,059    $     70,059    $     70,059    $     70,059
                                                                 ============    ============    ============    ============

--------------------------------------------------------------------------------

SUPPLEMENTAL SCHEDULE VI
--------------------------------------------------------------------------------

APARTMENT INVESTMENT AND MANAGEMENT COMPANY

PROPORTIONATE INCOME STATEMENT PRESENTATION
(INCLUDING PROPORTIONATE CONSOLIDATED INCOME STATEMENT)
FOR THE THREE MONTHS ENDED MARCH 31, 2002
(IN THOUSANDS, EXCEPT PER SHARE DATA)
(UNAUDITED)

                                                                                       PROPORTIONATE
                                                                         AIMCO            SHARE OF         PROPORTIONATE
                                                                      GAAP INCOME      UNCONSOLIDATED       CONSOLIDATED
                                                                      STATEMENT(a)    PARTNERSHIPS(b)    INCOME STATEMENT(c)
                                                                      ------------    ---------------    -------------------
RENTAL PROPERTY OPERATIONS:
   Rental and other property revenues                                 $    331,484    $        44,147    $          375,631
   Property operating expenses                                            (127,201)           (22,681)             (149,882)
   Minority interest                                                            --                 --                    --
                                                                      ------------    ---------------    ------------------
     Income from property operations                                       204,283             21,466               225,749

INVESTMENT MANAGEMENT BUSINESS:
   Management fees and other income from affiliates                         35,475                 --                35,475
   Management and other expenses                                           (28,101)                --               (28,101)
   Amortization of intangibles                                              (1,124)                --                (1,124)
                                                                      ------------    ---------------    ------------------
     Income from investment management business                              6,250                 --                 6,250

General and administrative expenses                                         (3,096)                --                (3,096)

Depreciation on rental property                                            (70,526)            (7,594)              (78,120)
Interest expense                                                           (81,766)           (10,145)              (91,911)
Interest and other income                                                   18,743                 --                18,743
Equity in earnings of unconsolidated real estate partnerships                3,727             (3,727)                   --
Minority interest in consolidated real estate partnerships                  (3,399)                --                (3,399)
Amortization of intangibles                                                     --                 --                    --
                                                                      ------------    ---------------    ------------------

OPERATING EARNINGS                                                          74,216                 --                74,216

Recoveries from minority interest partners in excess of income               1,586                 --                 1,586
Discontinued operations:
   Income from discontinued operations (including gain on
     disposals of $3,956)                                                    4,739                 --                 4,739
   Income tax arising from disposals from discontinued operations             (768)                --                  (768)
                                                                      ------------    ---------------    ------------------

INCOME BEFORE MINORITY INTEREST IN AIMCO OPERATING PARTNERSHIP              79,773                 --                79,773

Minority interest in Aimco Operating Partnership, preferred                 (2,716)                --                (2,716)
Minority interest in Aimco Operating Partnership, common                    (6,998)                --                (6,998)
                                                                      ------------    ---------------    ------------------
NET INCOME                                                            $     70,059    $            --    $           70,059

Net income attributable to preferred stockholders                     $     25,479                       $           25,479
                                                                      ============                       ==================
Net income attributable to common stockholders                        $     44,580                       $           44,580
                                                                      ============                       ==================


Basic earnings per common share                                       $       0.59                       $             0.59
                                                                      ============                       ==================
Diluted earnings per common share                                     $       0.58                       $             0.58
                                                                      ============                       ==================

Weighted average number of common shares outstanding                        74,845
Weighted average number of common shares and common share
  equivalents outstanding                                                   76,240

Dividends paid per common share                                       $       0.82


                                                                       RECONCILIATION TO FREE CASH FLOW FROM BUSINESS SEGMENTS(d)
                                                                      -----------------------------------------------------------

                                                                      AMORTIZATION OF     MINORITY       CAPITAL        FREE CASH
                                                                        INTANGIBLES       INTEREST     REPLACEMENTS       FLOW
                                                                      ---------------    ----------    ------------    ----------
RENTAL PROPERTY OPERATIONS:
   Rental and other property revenues                                 $            --    $       --    $         --    $  375,631
   Property operating expenses                                                     --            --         (18,167)     (168,049)
   Minority interest                                                               --       (20,680)             --       (20,680)
                                                                      ---------------    ----------    ------------    ----------
     Income from property operations                                               --       (20,680)        (18,167)      186,902

INVESTMENT MANAGEMENT BUSINESS:
   Management fees and other income from affiliates                                --            --              --        35,475
   Management and other expenses                                                   --            --              --       (28,101)
   Amortization of intangibles                                                  1,124            --              --            --
                                                                      ---------------    ----------    ------------    ----------
     Income from investment management business                                 1,124            --              --         7,374

General and administrative expenses                                                --            --              --        (3,096)

Depreciation on rental property                                                    --         8,165          18,167       (51,788)
Interest expense                                                                   --         9,214              --       (82,697)
Interest and other income                                                          --            --              --        18,743
Equity in earnings of unconsolidated real estate partnerships                      --            --              --            --
Minority interest in consolidated real estate partnerships                         --         3,301              --           (98)
Amortization of intangibles                                                    (1,124)           --              --        (1,124)
                                                                      ---------------    ----------    ------------    ----------

OPERATING EARNINGS                                                                 --            --              --        74,216

Recoveries from minority interest partners in excess of income                     --            --              --         1,586
Discontinued operations:
   Income from discontinued operations (including gain on
     disposals of $3,956)                                                                                                   4,739
   Income tax arising from disposals from discontinued operations                  --            --              --          (768)
                                                                      ---------------    ----------    ------------    ----------

INCOME BEFORE MINORITY INTEREST IN AIMCO OPERATING PARTNERSHIP                     --            --              --        79,773

Minority interest in Aimco Operating Partnership, preferred                        --            --              --            --
Minority interest in Aimco Operating Partnership, common                           --            --              --            --
                                                                      ---------------    ----------    ------------    ----------
NET INCOME                                                            $            --    $       --    $         --    $   79,773

Net income attributable to preferred stockholders                                        $    2,716                    $   28,195
                                                                                         ==========                    ==========
Net income attributable to common stockholders                                                                         $   51,578
                                                                                                                       ==========


Basic earnings per common share                                                                                        $     0.59
                                                                                                                       ==========
Diluted earnings per common share                                                                                      $     0.58
                                                                                                                       ==========

Weighted average number of common shares outstanding
Weighted average number of common shares and common share equivalents outstanding

Dividends paid per common share


(a)  Aimco's consolidated statement of income on a GAAP basis

(b)  Aimco's proportionate share of unconsolidated real estate partnerships

(c) Total of Aimco's proportionate share of unconsolidated real estate partnerships and consolidated operations

(d) Reconciliation of the proportionate consolidated income statement to the Free Cash Flow From Business Segments (Supplemental IV)


--------------------------------------------------------------------------------

SUPPLEMENTAL SCHEDULE VII
--------------------------------------------------------------------------------

APARTMENT INVESTMENT AND MANAGEMENT COMPANY

SELECTED BALANCE SHEET INFORMATION
AS OF MARCH 31, 2002
(IN THOUSANDS)
(UNAUDITED)


I.   PROPERTY DEBT:

        Consolidated and Unconsolidated:
                                                                 Weighted Average
                                                   Amount             Rate
                                                ------------     ----------------

        Consolidated
          Fixed                                 $  4,239,387(1)            7.50%
          Variable                                   959,311               4.99%
                                                ------------       ------------
          Sub-Total Consolidated                   5,198,698               7.03%

        Unconsolidated (Aimco's Share)
          Fixed                                      565,642               7.28%
          Variable                                    56,047               4.58%
                                                ------------       ------------
          Sub-Total Unconsolidated                   621,689               7.04%

        Total Mortgage Debt (Consolidated and
          Pro Rata Share Unconsolidated)        $  5,820,387               7.04%
                                                ------------       ============

          Minority Interest                         (512,201)

                                                ------------
        Aimco's Share of Mortgage Debt          $  5,308,186
                                                ============

        (1) Includes $123,202 of liabilities related to assets held for sale

II.  ACQUISITIONS FOR THE QUARTER ENDED MARCH 31, 2002:

            Casden Properties Acquisition       $  1,077,000
            Limited Partner Equity Interests    $      5,000


III. COMMON SHARES OUTSTANDING AS OF MARCH 31, 2002:

            Class A Common Stock                      78,982
            Common OP and other units                 12,742
                                                ------------
                                                      91,724
                                                ============

IV.  PREFERRED STOCK:

                                                   Amount             Coupon
                                                ------------     ----------------

            PERPETUAL:
            Class C                             $     60,000              9.00%
            Class D                                  105,000              8.75%
            Class G                                  101,250              9.38%
            Class H                                   50,000              9.50%
            Class Q                                   63,250             10.10%
            Class R                                  148,500             10.00%
                                                ------------
            Total                               $    528,000
                                                ============


            CONVERTIBLE:
            Class B                             $     41,947             10.77%
            Class K                                  108,515              8.00%(1)
            Class L                                  125,000              8.10%
            Class M                                   30,000              8.50%
            Class N                                  100,000              9.00%
            Class O                                  100,000              9.00%
            Class P                                  100,000              9.00%
                                                ------------
                                                     605,462

            Preferred OP units                       122,975              8.81%
            TOPRs                                     20,637              6.50%
                                                ------------

            Total                               $    749,074
                                                ============

        (1) The remainder of the Class K was fully converted on April 18, 2002.

--------------------------------------------------------------------------------

SUPPLEMENTAL SCHEDULE VIII
--------------------------------------------------------------------------------

APARTMENT INVESTMENT AND MANAGEMENT COMPANY

SUMMARY OF REDEVELOPMENT ACTIVITY
AS OF MARCH 31, 2002
(IN MILLIONS, EXCEPT UNIT DATA)
(VALUES ARE NOT ADJUSTED FOR AIMCO'S OWNERSHIP)
(UNAUDITED)


                                                                           -------------------------------------------
                                                                                           COST IN MILLIONS
                                        OWNERSHIP     NUMBER               -------------------------------------------
                                            %        OF UNITS      NOTES   MARKET VALUE(1)   REDEVELOPMENT      TOTAL

Grand Flamingo        Miami Beach, FL      77%            1,688               $  63.1           $ 208.3        $ 271.4

Village at Venezia      Venice, CA         50%              839      2        $ 118.0           $  87.1        $ 205.1

Reflections          Indianapolis, IN      50.8%            582      3        $   8.6           $   8.8        $  17.4

Meadow Creek            Boulder, CO       100%              332               $  16.8           $  13.5        $  30.3

Village Brooke II     Cincinnati, OH       48.7%            290      4        $   2.4           $  24.1        $  26.5

Ashford Plantation      Atlanta, GA       100%              221               $   9.9           $  13.6        $  23.5

Wyntre Brook         West Chester, PA     100%              212               $   6.7           $   7.9        $  14.6

Riverloft            Philadelphia, PA     100%              184               $   9.0           $  24.9        $  33.9

Stonebrook II           Sanford, FL       100%              112               $   0.5           $   7.4        $   7.9

Calhoun Beach Club    Minneapolis, MN     100%               57      5        $  80.0           $  27.1        $ 107.1

Park Towne           Philadelphia, PA      80.8%            980      6        $    --           $  12.1        $  12.1
                                                       --------               -------           -------        --------
                           Total                          5,497               $ 315.0           $ 434.8        $ 749.8
                                                       ========               =======           =======        ========


                                       ------------------------------------------------------   -----------------------------------
                                                       REDEVELOPMENT TIMING                               NUMBER OF UNITS
                                       ------------------------------------------------------   -----------------------------------
                                       ACQUISITION      START       COMPLETE    STABILIZATION   COMPLETED   LEASED   OUT OF SERVICE

Grand Flamingo        Miami Beach, FL    Q3 1997       Q3 1997      Q4 2002        Q1 2004          687        614        1,003

Village at Venezia      Venice, CA       Q2 2001       Q4 2000      Q2 2004        Q1 2005           26         23          205

Reflections          Indianapolis, IN    Q4 1998       Q2 2001      Q4 2002        Q3 2003          258        210          275

Meadow Creek            Boulder, CO      Q2 1985       Q3 1999      Q1 2002        Q2 2003          332        193            0

Village Brooke II     Cincinnati, OH     Q4 1998       Q3 2001      Q2 2003        Q2 2003            0          0          290

Ashford Plantation      Atlanta, GA      Q4 1995       Q2 2001      Q3 2002        Q2 2003           33         22          146

Wyntre Brook         West Chester, PA    Q2 1997       Q2 2001      Q2 2002        Q3 2002          192        121           20

Riverloft            Philadelphia, PA    Q2 1997       Q4 2000      Q4 2001        Q3 2002          184         96            0

Stonebrook II           Sanford, FL      Q2 1999       Q1 2001      Q4 2001        Q2 2002          112         52            0

Calhoun Beach Club    Minneapolis, MN    Q4 1998       Q4 2001      Q4 2002        Q4 2002            0          0           57

Park Towne           Philadelphia, PA    Q4 1997       Q4 2001      Q4 2002          N/A              0          0            0
                                                                                                  -----      -----        -----
                           Total                                                                  1,824      1,331        1,996
                                                                                                  =====      =====        =====


Notes
     1 - Approximate value at start of redevelopment.
     2 - Previously called Lincoln Place, units reported include 44 new units to be constructed.
     3 - Project scope and cost expanded requiring inclusion in redevelopment category.
     4 - Redevelopment due to complete destruction by tornado.
     5 - Property had 351 units before redevelopment, 76 of the units will be redeveloped into 57 larger units and commercial / space improvements will be made.
     6 - Exterior renovation project not requiring the units to be vacant.

--------------------------------------------------------------------------------

SUPPLEMENTAL SCHEDULE IX
--------------------------------------------------------------------------------

APARTMENT INVESTMENT AND MANAGEMENT COMPANY
SAME STORE SALES
FIRST QUARTER 2002 VERSUS FIRST QUARTER 2001



                                                                             MARCH 2002 QTD             MARCH 2001 QTD
                                                                        ------------------------   ------------------------
                                            SITES   UNITS       OWN      REV      EXP      NOI      REV       EXP     NOI
                                           ------  -------     -----   -------  -------  -------  -------   ------  -------

NORTHEAST
     Washington                                29   12,566      81.0%   28,940    8,506   20,434   27,828    8,081   19,747
     Philadelphia                               6    3,436      83.1%    9,085    3,135    5,949    8,803    3,242    5,561
     Middlesex-Somerset-Hunterdon               5    1,960      64.5%    3,656    1,168    2,488    3,493    1,293    2,200
     Baltimore                                  8    1,620      70.6%    2,952      808    2,144    2,888      893    1,996
     Dutchess County                            1      835     100.0%    2,212      782    1,430    2,292      846    1,446
     Hartford                                   2      650     100.0%    1,764      460    1,304    1,761      377    1,384

     Other  Markets (6)                         7    1,753      67.7%    2,488      921    1,567    2,431      807    1,624
                                           ------  -------     -----   -------  -------  -------  -------   ------  -------
                                               58   22,820      79.4%   51,097   15,781   35,317   49,496   15,539   33,957

SOUTHEAST
     Atlanta                                   26    6,772      76.0%   10,537    3,880    6,657   11,084    3,521    7,562
     Norfolk-Virginia Beach-Newport News       12    3,346      82.7%    5,808    1,789    4,019    5,351    1,713    3,638
     Nashville                                 11    3,750      73.4%    5,268    1,793    3,475    4,937    1,764    3,173
     Raleigh-Durham-Chapel Hill                11    3,023      77.4%    4,541    1,496    3,044    4,594    1,392    3,202
     Charlotte-Gastonia-Rock Hill              11    2,336      75.4%    2,759    1,267    1,491    2,929    1,196    1,732
     Columbia                                   7    1,670      68.4%    2,065      785    1,280    2,079      730    1,349

     Other Markets (21)                        59   12,926      67.8%   14,342    5,077    9,265   14,505    5,071    9,434
                                           ------  -------     -----   -------  -------  -------  -------   ------  -------
                                              137   33,823      73.0%   45,319   16,087   29,232   45,478   15,388   30,090

FLORIDA
     Tampa-St. Petersburg-Clearwater           22    5,933      79.1%    8,517    3,607    4,910    8,481    3,082    5,399
     Orlando                                   18    5,164      77.9%    7,736    2,995    4,741    7,728    2,689    5,038
     Miami                                      8    2,839      80.3%    6,776    2,377    4,398    6,616    2,305    4,311
     West Palm Beach-Boca Raton                 6    1,727     100.0%    4,178    1,485    2,694    3,976    1,401    2,576
     Jacksonville                               7    2,718      77.0%    4,157    1,589    2,568    3,912    1,525    2,387
     Fort Lauderdale                            6    1,658      88.1%    3,553    1,336    2,218    3,447    1,171    2,277

     Other Markets (7)                         22    4,908      81.9%    8,115    2,776    5,338    7,839    2,527    5,312
                                           ------  -------     -----   -------  -------  -------  -------   ------  -------
                                               89   24,947      81.4%   43,032   16,166   26,866   42,000   14,700   27,299

MIDWEST
     Chicago                                   20    5,975      88.1%   15,805    5,469   10,336   16,012    5,871   10,140
     Indianapolis                              29    9,122      77.9%   11,753    4,736    7,016   11,821    4,509    7,311
     Grand Rapids-Muskegon-Holland              4    2,656     100.0%    4,857    1,866    2,992    4,751    1,873    2,878
     Fort Wayne                                 3    2,345      96.7%    4,297    1,405    2,892    3,885    1,380    2,505
     Lansing-East Lansing                       9    2,118      82.6%    3,732    1,222    2,510    3,518    1,203    2,315
     Cincinnati                                 9    2,173      83.2%    3,650    1,351    2,299    3,805    1,507    2,298
     Columbus                                   9    2,080      64.5%    2,476      838    1,637    2,333      851    1,482

     Other Markets (24)                        54   13,347      59.4%   14,157    5,667    8,490   14,470    5,870    8,600
                                           ------  -------     -----   -------  -------  -------  -------   ------  -------
                                              137   39,816      75.6%   60,727   22,555   38,172   60,594   23,065   37,529

TEXAS
     Houston                                   36    9,654      89.2%   15,158    6,253    8,906   14,437    6,306    8,131
     Dallas                                    21    5,700      66.6%    7,173    3,286    3,887    7,249    2,727    4,522
     San Antonio                               15    3,384     100.0%    5,019    2,188    2,831    4,838    2,239    2,598
     Fort Worth-Arlington                      11    2,270      78.4%    3,092    1,424    1,668    3,060    1,346    1,714
     Austin-San Marcos                          9    1,746      83.8%    2,779    1,204    1,576    3,084    1,030    2,054
     Galveston-Texas City                       6    1,176     100.0%    2,135      898    1,237    2,086    1,005    1,081

     Other Markets (10)                        22    4,969      77.2%    5,341    2,334    3,007    5,185    2,323    2,862
                                           ------  -------     -----   -------  -------  -------  -------   ------  -------
                                              120   28,899      83.2%   40,698   17,587   23,111   39,938   16,977   22,961

WEST
     Phoenix-Mesa                              32    8,089      90.5%   12,950    4,733    8,217   13,235    4,567    8,667
     Denver                                    10    2,603      70.8%    4,345    1,056    3,289    4,654    1,150    3,504
     Salt Lake City-Ogden                       6    2,115      74.3%    2,935      839    2,096    2,845      842    2,004
     Tucson                                     6    1,866     100.0%    2,884    1,086    1,799    2,922    1,123    1,798
     Las Vegas                                  4    1,253      86.0%    1,851      666    1,185    1,802      634    1,168

     Other Markets (9)                         24    4,324      70.2%    6,343    1,795    4,548    6,480    1,909    4,571
                                           ------  -------     -----   -------  -------  -------  -------   ------  -------
                                               82   20,250      82.5%   31,307   10,174   21,134   31,938   10,226   21,712

CALIFORNIA
     San Diego                                  6    1,737      89.2%    4,304    1,161    3,143    4,027    1,072    2,955
     Los Angeles-Long Beach                     4    1,683      57.2%    3,546      886    2,660    3,431      868    2,562
     Riverside-San Bernardino                   7    1,154      93.7%    2,032      768    1,264    1,888      627    1,261
     Orange County                              2      824      90.7%    2,083      505    1,578    2,003      466    1,538

     Other Markets (3)                          7    1,841      50.4%    3,040      793    2,247    3,204      667    2,537
                                           ------  -------     -----   -------  -------  -------  -------   ------  -------
                                               26    7,239      72.8%   15,005    4,113   10,892   14,553    3,700   10,853
                                           ------  -------     -----   -------  -------  -------  -------   ------  -------

SAME STORE SALES (120)                        649  177,794      78.3%  287,185  102,463  184,722  283,997   99,596  184,402
                                           ======  =======     =====   =======  =======  =======  =======   ======  =======


                                                      CHANGE: MARCH 2002 QTD LESS MARCH 2001 QTD
                                            -------------------------------------------------------------
                                                   REV                   EXP                    NOI
                                            -----------------     -----------------     -----------------
                                            AMOUNT       PCT      AMOUNT       PCT      AMOUNT       PCT
                                            ------     ------     ------     ------     ------     ------

NORTHEAST
     Washington                              1,112        4.0%       425        5.3%       687        3.5%
     Philadelphia                              281        3.2%      (107)      -3.3%       388        7.0%
     Middlesex-Somerset-Hunterdon              164        4.7%      (125)      -9.6%       288       13.1%
     Baltimore                                  64        2.2%       (84)      -9.5%       149        7.4%
     Dutchess County                           (80)      -3.5%       (64)      -7.5%       (16)      -1.1%
     Hartford                                    3        0.2%        83       22.0%       (80)      -5.8%

     Other  Markets (6)                         57        2.3%       113       14.1%       (56)      -3.5%
                                            ------     ------     ------     ------     ------     ------
                                             1,601        3.2%       241        1.6%     1,360        4.0%

SOUTHEAST
     Atlanta                                  (546)      -4.9%       359       10.2%      (905)     -12.0%
     Norfolk-Virginia Beach-Newport News       457        8.5%        75        4.4%       381       10.5%
     Nashville                                 331        6.7%        29        1.6%       302        9.5%
     Raleigh-Durham-Chapel Hill                (53)      -1.2%       105        7.5%      (158)      -4.9%
     Charlotte-Gastonia-Rock Hill             (170)      -5.8%        71        5.9%      (241)     -13.9%
     Columbia                                  (15)      -0.7%        54        7.4%       (69)      -5.1%

     Other Markets (21)                       (163)      -1.1%         7        0.1%      (169)      -1.8%
                                            ------     ------     ------     ------     ------     ------
                                              (159)      -0.3%       700        4.5%      (859)      -2.9%

FLORIDA
     Tampa-St. Petersburg-Clearwater            36        0.4%       525       17.0%      (490)      -9.1%
     Orlando                                     8        0.1%       306       11.4%      (298)      -5.9%
     Miami                                     160        2.4%        72        3.1%        87        2.0%
     West Palm Beach-Boca Raton                202        5.1%        84        6.0%       118        4.6%
     Jacksonville                              245        6.3%        64        4.2%       181        7.6%
     Fort Lauderdale                           106        3.1%       165       14.1%       (59)      -2.6%

     Other Markets (7)                         276        3.5%       249        9.9%        27        0.5%
                                            ------     ------     ------     ------     ------     ------
                                             1,032        2.5%     1,465       10.0%      (433)      -1.6%

MIDWEST
     Chicago                                  (207)      -1.3%      (402)      -6.9%       196        1.9%
     Indianapolis                              (68)      -0.6%       227        5.0%      (295)      -4.0%
     Grand Rapids-Muskegon-Holland             106        2.2%        (8)      -0.4%       114        3.9%
     Fort Wayne                                412       10.6%        25        1.8%       387       15.4%
     Lansing-East Lansing                      214        6.1%        19        1.6%       195        8.4%
     Cincinnati                               (155)      -4.1%      (156)     -10.4%         1        0.0%
     Columbus                                  143        6.1%       (12)      -1.4%       155       10.5%

     Other Markets (24)                       (313)      -2.2%      (203)      -3.5%      (109)      -1.3%
                                            ------     ------     ------     ------     ------     ------
                                               132       -1.5%      (511)      -2.4%       643       -0.9%

TEXAS
     Houston                                   722        5.0%       (54)      -0.8%       775        9.5%
     Dallas                                    (76)      -1.0%       559       20.5%      (635)     -14.0%
     San Antonio                               181        3.7%       (51)      -2.3%       232        8.9%
     Fort Worth-Arlington                       32        1.0%        78        5.8%       (46)      -2.7%
     Austin-San Marcos                        (304)      -9.9%       174       16.9%      (478)     -23.3%
     Galveston-Texas City                       49        2.4%      (107)     -10.7%       157       14.5%

     Other Markets (10)                        156        3.0%        11        0.5%       145        5.1%
                                            ------     ------     ------     ------     ------     ------
                                               760        1.9%       610        3.6%       149        0.7%

WEST
     Phoenix-Mesa                             (285)      -2.2%       165        3.6%      (450)      -5.2%
     Denver                                   (309)      -6.6%       (95)      -8.3%      (214)      -6.1%
     Salt Lake City-Ogden                       89        3.1%        (3)      -0.3%        92        4.6%
     Tucson                                    (37)      -1.3%       (38)      -3.4%         0        0.0%
     Las Vegas                                  49        2.7%        32        5.1%        17        1.4%

     Other Markets (9)                        (137)      -2.1%      (114)      -6.0%       (23)      -0.5%
                                            ------     ------     ------     ------     ------     ------
                                              (630)      -2.0%       (52)      -0.5%      (578)      -2.7%

CALIFORNIA
     San Diego                                 277        6.9%        88        8.2%       189        6.4%
     Los Angeles-Long Beach                    115        3.3%        18        2.0%        98        3.8%
     Riverside-San Bernardino                  144        7.6%       141       22.4%         3        0.3%
     Orange County                              79        4.0%        40        8.5%        40        2.6%

     Other Markets (3)                        (164)      -5.1%        126      18.9%      (290)     -11.4%
                                            ------     ------     ------     ------     ------     ------
                                               452        3.1%       413       11.2%        39        0.4%
                                            ------     ------     ------     ------     ------     ------

SAME STORE SALES (120)                       3,188        1.1%     2,867        2.9%       321        0.2%
                                            ======     ======     ======     ======     ======     ======

Note: Capitalized costs are included in both periods presented (Q1 2002 and Q1
2001). Had these costs not been included in either period, same store results would have remained unchanged at 0.2% NOI growth.

SUPPLEMENTAL SCHEDULE X
--------------------------------------------------------------------------------

APARTMENT INVESTMENT AND MANAGEMENT COMPANY

2ND QUARTER AND 2002 OUTLOOK SUMMARY
(IN MILLIONS, EXCEPT PER SHARE DATA)
(UNAUDITED)


                                               SECOND QUARTER              YEAR
                                                    2002                   2002
                                               --------------              ----

FFO                                            $1.25 - $1.30           $5.15 - $5.33

AFFO                                           $1.06 - $1.12           $4.40 - $4.61

Operating Earnings Per Share                   $0.48 - $0.54           $2.10 - $2.35

Earnings Per Share (GAAP)                      $0.35 - $0.41           $1.72 - $1.97

Same Store Sales

                                          Assuming current economic conditions,
                                          Same Store Sales NOI growth should be
                                          consistent with first quarter results
                                          and in the range of 0% to 1%.

Investment Management

    Property Management                           $7 - $9                $28 - $34

    Activity Based Fees                           $1 - $3               $6.5 - $11

Interest Income

    Transactional Income                          $1 - $4                $14 - $19

    GP Loans and Other                            $7 - $8                $30 - $32

General and Administrative Expenses                 $4                      $18

Capital Replacements (per unit)                 $110 - $115             $440 - $460

Redevelopment FCF contribution                     $0.5                   $5 - $6

Acquisitions (Gross Real Estate Value)                                     $200

Dispositions (Aimco Share)                                              $500 - $600

Refinancing (Aimco Share)                                               $600 - $700

Tenders (Equity $)                                                       $70 - $90

Q1 '02 Ending Fully Diluted Share Count (FFO)    108.69


--------------------------------------------------------------------------------